Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of LoJack Corporation on Form S-3 of our report dated June 7, 2004, except for note 16 which is dated October 7, 2004, appearing in the Current Report on Form 8-K of LoJack Corporation, dated October 13, 2004, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ RSM Richter LLP
Chartered Accountants

Montreal, Quebec
October 13, 2004